UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2008
Federal Signal Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-693	36-1063330

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois (Address of principal executive offices)	60523 (Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Execution of a material definitive agreement
On April 3 2008, Federal Signal agreed to sell Dayton Progress Corporation and its subsidiaries to Connell Limited Partnership, a holding company with operating companies including Anchor Danly Companies and Yuba Heat Transfer, LLC. Dayton Progress will be operated as an independent subsidiary of Connell.
Dayton Progress, with 2007 sales of $119 million, produces punches, pilots, dies and retainers and other metal stamping and forming tools. Through its subsidiary PCS Company, it sells mold bases, components and hot runner systems for plastic injection molds.
Federal Signal expects to receive proceeds from the sale, net of taxes, of approximately $60 million and expects to recognize a loss on the transaction. It is anticipated that the divestiture will be modestly dilutive to 2008 earnings. The transaction is expected to close during the second quarter, subject to customary closing conditions.
A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
     (c)     Exhibits
Federal Signal Corporation Press Release Dated April 4, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL SIGNAL CORPORATION
Dated: April 8, 2007	By:	/s/ Stephanie K. Kushner
Stephanie K. Kushner
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description

99.1	Press Release April 4, 2007